UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

GSP-2, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54071	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gongzhuling State Agriculture Science and Technology Park, location of 998 kilometers, Line 102, Gongzhuling City, Jilin Province, China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 4346278415

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On May 23, 2013, the Board of Directors of GSP-2, Inc. (the “Company”) appointed Qun Zhao, to serve as the Company’s Chief Business Development Officer, effective May 23, 2013.

Ms. Qun Zhao, age 44, has over 20 years of experience in business development, management, and financing. Ms. Zhao has been Director of Business Administration of Jilin Hengchang Agriculture Development Co., Ltd., a variable interest entity of the Company, in charge of business administration and product network development since April 2013. From October 2007 to February 2013, Ms. Zhao was Financial Controller, China division, of Jiangbo Pharmaceutical Inc. From June 2005 to September 2007, Ms. Zhao was Assistant Financial Controller of Laiyang Jiangbo Pharmaceutical Co., Ltd. in Shandong province in China. Between 1990 and 2005, Ms. Zhao served as Measurement Engineer and Manager at Shenyang Railroad Bureau, Tongliao Railway Locomotive Depot, in charge of energy-saving process design in Shenyang province in China. Ms. Zhao received her college degree from Dalian Jiaotong University with a major in metrology.

The Company has not entered into an employment agreement with Ms. Qun Zhao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013

GSP-2, Inc.

By:	/s/ Yushan Wei
Yushan Wei
Chief Executive Officer